EXHIBIT 5.1
April 28, 2006
PDG Environmental, Inc.
1386 Beulah Road, Building 801
Pittsburgh, PA 15235
RE: Post-Effective Amendment No. 1 to Registration Statement on Form S-2 filed on Form S-1
Ladies and Gentlemen:
     Reference is made to that certain Post-Effective Amendment No. 1 to Registration Statement on Form S-2 filed on Form S-1 (the “Registration Statement”) filed by PDG Environmental, Inc., a Delaware corporation (the “Company”), under the Securities Act of 1933, as amended (the “Act”), relating to the resale by certain selling stockholders listed in the Registration Statement of up to 12,476,062 shares of the Company’s common stock, par value $0.02 per share (the “Shares”), previously issued by the Company in a private placement.
     We have acted as counsel to the Company and have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.
     Based upon the foregoing, it is our opinion that the Shares, when sold in accordance with and in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.
     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and in any amendment thereto.
Very truly yours,
/s/ COHEN & GRIGSBY, P.C.
COHEN & GRIGSBY, P.C.

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